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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 15, 2002


                               C-3D Digital, Inc.
             (Exact name of Registrant as specified in its Charter)


            UTAH                       01-15043                   76-0279816
-------------------------------      -----------             ------------------
(State or other Jurisdiction of      (Commission               (I.R.S. Employer
Incorporation or Organization)         File No.)             Identification No.)


     10 Universal City Plaza, Suite #1100, Universal City, California, 91608
                    (Address of Principal Executive Offices)

        Registrant's Telephone Number including Area Code: (818) 509-6262


ITEM 5.  OTHER EVENTS.


On or about August 1, 2002, VisionComm, Inc., ("VCI") a subsidiary of C-3D Digital, Inc. ("C-3D"), and C-3D executed a set of definitive agreements to transfer a majority of VCI's assets to a newly formed corporation whose shareholders consist of VCI's secured and unsecured creditors. The transaction removes $4,844,924 of liabilities from VCI while transferring substantially all of its assets.

Copies of these agreements are attached in their substantial forms hereto as
Exhibit 99.1 and Exhibit 99.2.

***

On or about August 6, 2002, Mr. Philmoon Seong was elected by the Directors of the Company as the new President and CEO as replacement to Mr. Chandos Mahon whose employment contract had concluded. Mr. Philmoon Seong will remain Chairman of the Board and Mr. Mahon will remain a Director of the Company.

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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                     REGISTRANT:

                                                     C3D DIGITAL, INC.


Date: August 14, 2002                                By: /S/ Philmoon Seong
                                                        ------------------------
                                                        Philmoon Seong
                                                        Chief Executive Officer